Exhibit 99.1

NEWS RELEASE

Contact:	Press	Investors
	Jim Sheehan	Monica Gould
	SeaChange	The Blueshirt Group
	1-978-897-0100 x3064	1-212-871-3927
	jim.sheehan@schange.com	monica@blueshirtgroup.com

SEACHANGE INTERNATIONAL REPORTS

SECOND QUARTER FISCAL 2015 RESULTS

•	Second Quarter Revenue of $29.8 Million at Higher End of Guidance

•	Substantially Narrowed Operating Loss to $(0.15) GAAP and $(0.08) Non-GAAP

•	Signed Multi-Million Dollar Contract with European Service Provider for Adrenalin and Nucleus

•	Signed First Cloud Adrenalin OTT Contract with BBC Worldwide

ACTON, Mass. (Sept. 4, 2014) – SeaChange International, Inc. (NASDAQ: SEAC), a leading global multi-screen video software innovator, today reported second quarter fiscal 2015 revenue of $29.8 million and a non-GAAP operating loss of $2.8 million, or $0.08 per basic share, from continuing operations. In comparison, second quarter fiscal 2014 revenue was $37.4 million and non-GAAP operating income was $3.4 million, or $0.10 per fully diluted share, from continuing operations. The Company posted a U.S. GAAP operating loss of $5.2 million, or $0.15 per basic share for the second quarter of fiscal 2015, compared to a U.S. GAAP income from operations for the second quarter of fiscal 2014 of $0.5 million, or $0.01 per fully diluted share. The Company’s U.S. GAAP second quarter fiscal 2015 results include non-GAAP charges of $2.4 million, which consisted primarily of stock-based compensation and amortization of intangible assets from prior acquisitions.

For the first six months of fiscal 2015, the Company posted revenue of $54.2 million and a non-GAAP operating loss of $10.0 million, compared to revenue of $72.9 million and non-GAAP operating income of $4.6 million in the same prior period. The Company posted a U.S. GAAP loss from operations for the first six months of fiscal 2015 of approximately $15.3 million, compared to a U.S. GAAP loss from operations of $1.3 million for the same prior period.

-more-

SeaChange Q2 FY15 Results/Page 2

“We’re pleased to have achieved second quarter revenues at the high end of our guidance and to have significantly lowered our non-GAAP operating loss to $0.08 per share,” said Raghu Rau, Chief Executive Officer, SeaChange. “Notably, we received the signed contract for one of our European design wins with the goal of launching both Adrenalin and Nucleus by the third quarter of 2015. Also, a large multi-country service provider began the field trial of its new Nucleus-based video gateway platform and is on track for commercial launch later this year. Our results were also fueled by upgrades of existing Adrenalin deployments for large service providers in North America, Latin America and Asia Pacific. We also delivered our Infusion linear advertising products to three of the largest U.S. cable and telco video service providers in the second quarter.”

“As SeaChange announced earlier today, we signed a contract during the third quarter to deploy and manage our SeaChange Cloud Adrenalin service for BBC Worldwide’s online BBC Store,” Rau continued. “The BBC Store will make this television provider’s programs available online to consumers on the multi-screen devices they choose. We’re very pleased to make SeaChange’s first cloud OTT deployment with this prestigious customer and we anticipate initial revenue recognition in early 2015.”

Commenting on the Company’s outlook, Anthony Dias, Chief Financial Officer, SeaChange, stated, “While there has been a significant improvement in the anticipated receipt of customer acceptances for our new products, shifts in the timing of deployments planned for the second half of the year, along with some residual acceptance delays, will result in a more back-end loaded year. As such, we expect our third quarter fiscal 2015 revenues to be in the range of $29 million to $32 million and non-GAAP operating loss to be between $0.05 and $0.09 per basic share. For the full fiscal year 2015, SeaChange is narrowing revenue guidance to a range of $125 million to $130 million, and non-GAAP operating results to a range of a loss of $0.12 per share to operating income of $0.02 per share.”

SeaChange ended the second quarter of fiscal 2015 with cash, cash equivalents and marketable securities of $110.9 million and no debt outstanding, compared to $116.6 million at the close of the first quarter of fiscal 2015. During the second quarter, the Company repurchased $2.0 million of its outstanding shares under its $40 million stock buyback authorization.

-more-

SeaChange Q2 FY15 Results/Page 3

The Company will host a conference call to discuss its second quarter fiscal 2015 results at 5:00 p.m. ET today, Thursday, September 4, 2014. The call may be accessed at 877-407-8037 (U.S.) and 201-689-8037 (international) and via live webcast at www.schange.com/IR. A replay of the conference call will be available by phone through September 18, 2014 at 877-660-6853 (U.S.) or 201-612-7415 (international), conference ID 1358-7652. The webcast will be archived on the investor relations section of the Company’s website at www.schange.com/IR.

About SeaChange International

Ranked among the top 250 software companies in the world, SeaChange International, Inc. (NASDAQ: SEAC) enables transformative multi-screen video services through an open, cloud-based, intelligent software platform trusted by cable, telco and mobile operators globally. Personalized and fully monetized video experiences anytime on any device, in the home and everywhere, are the product of the Company’s superior multi-screen, advertising and video gateway software products.

SeaChange’s customers include many of the world’s most powerful media brands including all major cable operators in the Americas and Europe, and the largest telecom companies in the world. Headquartered in Acton, Massachusetts, SeaChange is TL 9000 certified and has product development, support and sales offices around the world. Visit www.schange.com.

-more-

SeaChange Q2 FY15 Results/Page 4

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements regarding future financial performance, next generation products and customer upgrades, and the repurchase of the Company’s shares, are neither promises nor guarantees and may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current assumptions and expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. Factors that could cause actual future results to differ materially from current expectations include the following: the continued spending by the Company’s customers on video systems and services; the continued development of the multi-screen video market; the Company’s ability to successfully introduce new products or enhancements to existing products and the rate of decline in revenue attributable to our legacy products; worldwide economic cycles; measures taken to address the variability in the market for our products and services; uncertainties introduced by our prior evaluation of strategic alternatives; the Company’s transition to being a company that primarily provides software solutions; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; the timing of revenue recognition of new products due to customer integration and acceptance requirements; any decline in demand or average selling prices for our products; the Company’s ability to manage its growth; the risks associated with international operations; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act; compliance with conflict minerals regulations; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation; content providers limiting the scope of content licensed for use in the video-on-demand market or other limitations in materials we use to provide our products and services; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; the Company’s ability to obtain necessary licenses or distribution rights for third-party technology; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the impact of acquisitions, divestitures or investments made by the Company; the impact of changes in the market on the value of our investments; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; the ability of the Company to manage and oversee the outsourcing of engineering work; the security measures of the Company are breached and customer data or our data is obtained unlawfully; service interruptions or delays from our third-party data center hosting facilities; and the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors” in the Company’s Annual Report on Form 10-K filed on April 4, 2014. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

-more-

SeaChange Q2 FY15 Results/Page 5

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	July 31, 2014	January 31, 2014
	(Unaudited)
Assets
Cash and cash equivalents	$96,555	$115,734
Marketable securities	14,317	12,369
Accounts and other receivables, net	31,650	35,714
Inventories, net	4,881	6,632
Prepaid expenses and other current assets	6,422	5,449
Property and equipment, net	16,979	18,530
Goodwill and intangible assets, net	55,472	58,005
Other assets	3,631	1,887

Total assets	$229,907	$254,320

Liabilities and Stockholders’ Equity
Accounts payable and other current liabilities	$14,871	$19,179
Deferred revenues	24,763	25,628
Other long term liabilities	966	936
Deferred tax liabilities and income taxes payable	4,104	4,136

Total liabilities	44,704	49,879

Total stockholders’ equity	185,203	204,441

Total liabilities and stockholders’ equity	$229,907	$254,320

-more-

SeaChange Q2 FY15 Results/Page 6

SeaChange International, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2014	2013	2014	2013
Revenues:
Product	$8,740	$16,179	$13,798	$30,987
Service	21,109	21,201	40,388	41,945

Total revenues	29,849	37,380	54,186	72,932

Cost of revenues:
Product	1,865	1,821	3,409	4,479
Service	12,281	13,813	23,876	27,256
Amortization of intangible assets	267	314	537	627
Stock-based compensation expense	49	70	86	124

Total cost of revenues	14,462	16,018	27,908	32,486

Gross profit	15,387	21,362	26,278	40,446

Operating expenses:
Research and development	10,869	10,103	21,797	19,795
Selling and marketing	3,624	3,733	7,062	7,335
General and administrative	4,038	4,513	8,054	9,480
Amortization of intangible assets	822	834	2,331	1,670
Stock-based compensation expense	752	587	1,311	1,646
Earn-outs and change in fair value of earn-outs	—	14	—	34
Professional fees - other	251	426	353	921
Severance and other restructuring costs	218	617	692	846

Total operating expenses	20,574	20,827	41,600	41,727

(Loss) income from operations	(5,187)	535	(15,322)	(1,281)
Other (expenses) income, net	(333)	(312)	82	(777)

(Loss) income before income taxes and equity income in earnings of affiliates	(5,520)	223	(15,240)	(2,058)
Income tax provision (benefit)	167	(120)	(67)	(361)
Equity income in earnings of affiliates, net of tax	—	—	19	20

(Loss) income from continuing operations	(5,687)	343	(15,154)	(1,677)

Income (loss) from discontinued operations, net of tax	119	(558)	119	(523)

Net loss	$(5,568)	$(215)	$(15,035)	$(2,200)

Net loss per share:
Basic loss per share	$(0.17)	$(0.01)	$(0.46)	$(0.07)

Diluted loss per share	$(0.17)	$(0.01)	$(0.46)	$(0.07)

Net (loss) income per share from continuing operations:
Basic (loss) income per share	$(0.17)	$0.01	$(0.46)	$(0.05)

Diluted (loss) income per share	$(0.17)	$0.01	$(0.46)	$(0.05)

Net income (loss) per share from discontinued operations:
Basic income (loss) per share	$0.00	$(0.02)	$0.00	$(0.02)

Diluted income (loss) per share	$0.00	$(0.02)	$0.00	$(0.02)

Weighted average common shares outstanding:
Basic	32,806	32,584	32,902	32,547

Diluted	32,806	32,584	32,902	32,547

-more-

SeaChange Q2 FY15 Results/Page 7

SeaChange International, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	Six Months Ended
	July 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(15,035)	$(2,200)
Net (income) loss from discontinued operations	(119)	523
Adjustments to reconcile net loss to net cash (used in) provided by operating activities from continuing operations:
Depreciation of property and equipment	1,918	2,303
Amortization of intangible assets	2,868	2,297
Stock-based compensation expense	1,397	1,770
Other	334	432
Changes in operating assets and liabilities:
Accounts receivable	3,568	1,664
Unbilled receivables	299	(2,155)
Inventories	1,235	(995)
Prepaid expenses and other assets	(981)	7,924
Accounts payable	(1,070)	(273)
Accrued expenses	(3,278)	(4,806)
Deferred revenues	(784)	(1,140)
Other	(59)	(64)

Net cash (used in) provided by operating activities from continuing operations	(9,707)	5,280
Net cash provided by (used in) operating activities from discontinued operations	119	(523)

Total cash (used in) provided by operating activities	(9,588)	4,757

Cash flows from investing activities:
Purchases of property and equipment	(686)	(1,449)
Purchases of marketable securities	(5,591)	(4,093)
Proceeds from sale and maturity of marketable securities	3,575	5,141
Proceeds from sale of equity investments	239	1,128
Investment in affiliate	(2,000)	—
Acquisition of businesses and payment of contingent consideration, net of cash acquired	—	(3,206)
Other investing activities, net	—	21

Net cash used in investing activities from continuing operations	(4,463)	(2,458)
Net cash provided by investing activities from discontinued operations	—	4,000

Total cash (used in) provided by investing activities	(4,463)	1,542

Cash flows from financing activities:
Repurchases of our common stock	(5,504)	—
Proceeds from issuance of common stock relating to stock option exercises	—	499

Total cash (used in) provided by financing activities	(5,504)	499

Effect of exchange rate changes on cash	376	(114)

Net (decrease) increase in cash and cash equivalents	(19,179)	6,684

Cash and cash equivalents, beginning of period	115,734	106,721

Cash and cash equivalents, end of period	$96,555	$113,405

-more-

SeaChange Q2 FY15 Results/Page 8

Use of Non-GAAP Financial Information

We define non-GAAP (loss) income from operations as U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) operating (loss) income plus stock-based compensation expenses, amortization of intangible assets, earn-outs and change in fair value of earn-outs, professional fees associated with acquisitions, divestitures, litigation and strategic alternatives and severance and other restructuring costs. We discuss non-GAAP (loss) income from operations in our quarterly earnings releases and certain other communications as we believe non-GAAP (loss) income from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP (loss) income from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that non-GAAP (loss) income from operations assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP (loss) income from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the non-GAAP (loss) income from operations financial adjustments described above, and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

In managing and reviewing our business performance, we exclude a number of items required by U.S. GAAP. Management believes that excluding these items is useful in understanding the trends and managing our operations. We provide these supplemental non-GAAP measures in order to assist the investment community to see SeaChange through the “eyes of management,” and therefore enhance the understanding of SeaChange’s operating performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures reflect adjustments based on the following items:

Amortization of Intangible Assets. We incur amortization expense of intangible assets related to various acquisitions that have been made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. We believe that exclusion of these expenses allows comparisons of operating results that are consistent over time for both the Company’s newly-acquired and long-held businesses.

Stock-based Compensation Expense. We incur expenses related to stock-based compensation included in our U.S. GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense we incur and is viewed as a form of compensation, the expense varies in amount from period to period, and is affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of our shares, risk-free interest rates and the expected term and forfeiture rates of the awards.

-more-

SeaChange Q2 FY15 Results/Page 9

Earn-outs and Change in Fair Value of Earn-outs. Earn-outs and the change in the fair value of the earn-outs are considered by management to be non-recurring expenses to the former shareholders of the businesses we acquire. We also incur expense due to changes in fair value related to contingent consideration that we believe would otherwise impair comparability among periods.

Professional Fees - Other. We have excluded the effect of legal and other professional fees associated with our acquisitions, divestitures, litigation and strategic alternatives because the amounts are largely considered to be significant non-operating expenses.

Severance and Other Restructuring. We incur charges due to the restructuring of our business, including severance charges and facility reductions resulting from our restructuring and streamlining efforts and any changes due to revised estimates, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations.

-more-

SeaChange Q2 FY15 Results/Page 10

The following table reconciles the Company’s U.S. GAAP (loss) income from operations to the Company’s non-GAAP (loss) income from operations:

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands)

	Three Months Ended			Three Months Ended
	July 31, 2014			July 31, 2013
	GAAP			GAAP
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Revenues:
Products	$8,740	$—	$8,740	$16,179	$—	$16,179
Services	21,109	—	21,109	21,201	—	21,201

Total revenues	29,849	—	29,849	37,380	—	37,380

Cost of revenues:
Products	1,865	—	1,865	1,821	—	1,821
Services	12,281	—	12,281	13,813	—	13,813
Amortization of intangible assets	267	(267)	—	314	(314)	—
Stock-based compensation	49	(49)	—	70	(70)	—

Total cost of revenues	14,462	(316)	14,146	16,018	(384)	15,634

Gross profit	15,387	316	15,703	21,362	384	21,746

Gross profit percentage	51.5%	1.1%	52.6%	57.1%	1.0%	58.2%

Operating expenses:
Research and development	10,869	—	10,869	10,103	—	10,103
Selling and marketing	3,624	—	3,624	3,733	—	3,733
General and administrative	4,038	—	4,038	4,513	—	4,513
Amortization of intangible assets	822	(822)	—	834	(834)	—
Stock-based compensation expense	752	(752)	—	587	(587)	—
Earn-outs and change in fair value of earn-outs	—	—	—	14	(14)	—
Professional fees - other	251	(251)	—	426	(426)	—
Severance and other restructuring costs	218	(218)	—	617	(617)	—

Total operating expenses	20,574	(2,043)	18,531	20,827	(2,478)	18,349

(Loss) income from operations	$(5,187)	$2,359	$(2,828)	$535	$2,862	$3,397

(Loss) income from operations percentage	(17.4%)	7.8%	(9.5%)	1.4%	7.6%	9.1%

Weighted average common shares outstanding:
Basic	32,806	32,806	32,806	32,584	32,584	32,584

Diluted	32,806	33,000	32,806	33,304	33,304	33,304

Operating (loss) income per share:
Basic	$(0.15)	$0.07	$(0.08)	$0.01	$0.09	$0.10

Diluted	$(0.15)	$0.07	$(0.08)	$0.01	$0.09	$0.10

Adjusted EBITDA:

Loss from operations			$(5,187)			$535

Depreciation expense			922			1,123
Amortization of intangible assets			1,089			1,148
Stock-based compensation expense			801			657
Earn-outs and changes in fair value			—			14
Professional fees - other			251			426
Severance and other restructuring			218			617

Adjusted EBITDA			$(1,906)			$4,520

Adjusted EBITDA %			(6.4%)			12.1%

-more-

SeaChange Q2 FY15 Results/Page 11

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands)

	Six Months Ended			Six Months Ended
	July 31, 2014			July 31, 2013
	GAAP			GAAP
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Revenues:
Products	$13,798	$—	$13,798	$30,987	$—	$30,987
Services	40,388	—	40,388	41,945	—	41,945

Total revenues	54,186	—	54,186	72,932	—	72,932

Cost of revenues:
Products	3,409	—	3,409	4,479	—	4,479
Services	23,876	—	23,876	27,256	—	27,256
Amortization of intangible assets	537	(537)	—	627	(627)	—
Stock-based compensation	86	(86)	—	124	(124)	—

Total cost of revenues	27,908	(623)	27,285	32,486	(751)	31,735

Gross profit	26,278	623	26,901	40,446	751	41,197

Gross profit percentage	48.5%	1.1%	49.6%	55.5%	1.0%	56.5%

Operating expenses:
Research and development	21,797	—	21,797	19,795	—	19,795
Selling and marketing	7,062	—	7,062	7,335	—	7,335
General and administrative	8,054	—	8,054	9,480	—	9,480
Amortization of intangible assets	2,331	(2,331)	—	1,670	(1,670)	—
Stock-based compensation expense	1,311	(1,311)	—	1,646	(1,646)	—
Earn-outs and change in fair value of earn-outs	—	—	—	34	(34)	—
Professional fees - other	353	(353)	—	921	(921)	—
Severance and other restructuring costs	692	(692)	—	846	(846)	—

Total operating expenses	41,600	(4,687)	36,913	41,727	(5,117)	36,610

(Loss) income from operations	$(15,322)	$5,310	$(10,012)	$(1,281)	$5,868	$4,587

(Loss) income from operations percentage	(28.3%)	9.7%	(18.5%)	(1.8%)	8.0%	6.3%

Weighted average common shares outstanding:
Basic	32,902	32,902	32,902	32,547	32,547	32,547

Diluted	32,902	33,140	32,902	32,547	33,312	33,312

Operating (loss) income per share:
Basic	$(0.46)	$0.16	$(0.30)	$(0.04)	$0.18	$0.14

Diluted	$(0.46)	$0.16	$(0.30)	$(0.04)	$0.18	$0.14

Adjusted EBITDA:

Loss from operations			$(15,322)			$(1,281)

Depreciation expense			1,918			2,303
Amortization of intangible assets			2,868			2,297
Stock-based compensation expense			1,397			1,770
Earn-outs and changes in fair value			—			34
Professional fees - other			353			921
Severance and other restructuring			692			846

Adjusted EBITDA			$(8,094)			$6,890

Adjusted EBITDA %			(14.9%)			9.4%

—end press release and tables—